Exhibit 99.1

CapLease Announces Fourth Quarter and Full Year 2007 Results

NEW YORK--(BUSINESS WIRE)--February 27, 2008--CapLease, Inc. (NYSE: LSE), a real estate investment trust (REIT) focused on single-tenant commercial real estate investments, today announced its results for the fourth quarter and full year ended December 31, 2007.

Full Year 2007 Highlights:

  Investment Portfolio Increased 32% to $2.1 Billion
  Revenues Grew 38%, to $172.2 Million
  Funds from Operations of $1.03 Per Share1
  Added $481 Million in New Assets
  Obtained $326 Million of Long-Term Financing on the Portfolio
  Raised $198 Million of Additional Capital

Fourth Quarter 2007 Highlights:

  Obtained $130 Million of 10-Year Financing on Net Lease Debt Portfolio
  Issued $75 Million of 7.50% Convertible Senior Notes due 2027
  Revenues Increased 33%, to $46.8 Million, from the Fourth Quarter of 2006
  Funds from Operations of $0.28 Per Share
  Paul McDowell Elected Chairman to Replace the Retiring Lewis Ranieri

Full Year 2007 Results:

For the year ended December 31, 2007, the Company’s total revenues increased 38% to $172.2 million, compared to $124.6 million in 2006. Net (loss) to common stockholders for 2007 was $(5.1) million, or $(0.13) per share, compared to net income of $4.4 million, or $0.14 per share, in 2006. Funds from operations (FFO) increased 42%, to $42.4 million, compared to $29.9 million in 2006. On a per share basis, FFO of $1.03 for 2007 increased 11%, from $0.93 per share in 2006.

Paul McDowell, Chairman and Chief Executive Officer, stated, “We made solid progress on our portfolio growth strategy during 2007, adding almost half a billion dollars of new assets despite the historic credit market meltdown that began in the second half of the year and continues today. Our high credit quality portfolio with an average tenant credit rating of A- fully covers our dividend on an FFO and cash available for distribution, or CAD, basis. In the current environment particularly, credit quality matters, and it remains paramount in our investment strategy. Our portfolio has performed flawlessly, and we are highly confident it will continue to perform well even in the weakened economic environment. As of December 31, 2007, our ten largest underlying tenants, which together comprise about 50% of our portfolio, are all rated investment grade and have a weighted average credit rating of A+.”

Fourth Quarter Results:

For the fourth quarter ended December 31, 2007, the Company reported total revenues of $46.8 million, reflecting growth of 33% compared to total revenues of $35.1 million in the comparable period of 2006. FFO for the fourth quarter 2007 was $12.5 million, or $0.28 per share, compared to FFO of $8.3 million, or $0.24 per share, in the comparable period of 2006. Net (loss) to common stockholders for the fourth quarter was $(905) thousand, or $(0.02) per share, compared to net income of $1.2 million, or $0.04 per share, in the comparable period of 2006.

Mr. McDowell continued, “The capital we raised and the long-term financing transaction we completed in the fourth quarter have further strengthened our balance sheet and liquidity position. We are poised to resume new investment activity once the real estate finance markets re-open and we can invest at attractive risk-adjusted returns.”

Investment Portfolio and Balance Sheet:

At December 31, 2007, the Company’s portfolio before depreciation and amortization was approximately $2.1 billion, with 78% invested in owned properties. The weighted average underlying tenant credit rating on the Company’s entire portfolio is A- from Standard & Poor’s, with an average tenant rating on the owned property portfolio of A. Approximately 90% of the overall portfolio is invested in owned properties and loans on properties where the underlying tenant is rated investment grade and in investment grade rated real estate securities, with about 94% of the owned property portfolio leased to investment grade tenants. The weighted average remaining lease term on the Company’s entire portfolio is approximately 11 years, including approximately 9 years on the owned property portfolio and approximately 19 years on the leases underlying the loan portfolio.

At December 31, 2007, the Company had total assets of $2.2 billion, including $1.6 billion in net real estate investments, $269.3 million in loan investments, and $198.2 million in securities available for sale. The Company’s portfolio was financed with long-term fixed rate mortgage and CDO and other term debt of $1.4 billion and $232.9 million of short-term warehouse borrowings hedged in anticipation of long-term financing.

At December 31, 2007, approximately 85% of the Company’s portfolio is financed with long-term fixed rate debt, including approximately 88% of our owned property portfolio.

Dividends:

In the fourth quarter of 2007, the Company declared a cash dividend on its common stock in the amount of $0.20 per share, making our total 2007 cash dividend $0.80 per common share. Our full year 2007 dividend equates to a 9.7% annual yield based on our closing stock price of $8.23 per share on February 26, 2008.

The level of CapLease’s common dividend will continue to be determined by the operating results of each quarter, economic conditions, capital requirements, and other operating trends.

The Company also declared a cash dividend of $0.5078125 on its 8.125% Series A cumulative redeemable preferred stock.

2008 Guidance:

CapLease expects full year 2008 FFO per share and earnings per share (EPS) to be in the range of $1.07 to $1.10, and $(0.12) to $(0.09) per share, respectively. CapLease expects FFO per share and EPS for the first quarter of 2008 to be in the range of $0.28 to $0.29, and $(0.02) to $(0.01), respectively. The Company’s guidance estimates assume no additions to the portfolio in 2008. Given current credit market conditions, we believe that any new investment activity in 2008 will be focused in the second half of the year and, therefore, will have minimal impact on 2008 results.

Our guidance estimates also assume no capital raising activities, no gain on sale or portfolio impairments and no non-recurring gains or charges that may occur during the year, and include assumptions with respect to refinancing the remaining assets on our warehouse line, such as pricing and timing, and the level of property operating expenses and general and administrative expenses.

The difference between FFO and EPS is primarily depreciation and amortization expense on real property.

The factors described in the Forward-Looking and Cautionary Statements section of this release could cause actual results to differ materially from our guidance.

Conference Call:

CapLease will hold a conference call and webcast to discuss the Company’s fourth quarter and full year 2007 results at 12:00 noon (Eastern Time) today. Hosting the call will be Paul H. McDowell, Chairman and Chief Executive Officer, and Shawn P. Seale, Senior Vice President and Chief Financial Officer.

Interested parties may listen to the conference call by dialing (800) 762-8779 or (480) 629-9039 for international participants. A simultaneous webcast of the conference call may be accessed by logging onto the Company’s website at www.caplease.com under the Investor Relations section. Institutional investors can access the webcast via the password-protected event management site www.streetevents.com. The webcast is also available to individual investors at www.fulldisclosure.com.

A replay of the conference call will be available on the Internet at www.streetevents.com and the Company’s website for approximately fourteen days following the call. A recording of the call also will be available beginning after 3:00 p.m. (Eastern Time) today by dialing (800) 406-7325 or (303) 590-3030 for international participants and entering passcode 3847919. The replay will be available until midnight March 12, 2008.

Non-GAAP Financial Measures:

Funds from operations (FFO) and cash available for distribution (CAD) are non-GAAP financial measures. The Company believes FFO and CAD are useful additional measures of the Company’s financial performance, as these measures are commonly used by the investment community in evaluating the performance of an equity REIT. The Company also believes that these measures are useful because they adjust for a variety of non-cash or non-recurring items (like depreciation and amortization, in the case of FFO, and depreciation and amortization, stock-based compensation and straight-line rent adjustments in the case of CAD). FFO and CAD should not be considered as alternatives to net income or earnings per share determined in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO and CAD in a similar fashion, the Company’s calculation of FFO and CAD may not be comparable to similarly titled measures reported by other companies.

The Company calculates FFO consistent with the NAREIT definition, or net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

The Company calculates CAD by further adjusting FFO to exclude straight-line rent adjustments, above or below market rent amortization and stock-based compensation, and to include routine capital expenditures on investments in real property and capitalized interest expense (if any). The Company will also adjust its CAD computations to exclude certain non-cash or unusual items. For example, in 2007, CAD has been adjusted to exclude the fees associated with the EntreCap portfolio bridge facility and the non-cash gains associated with the retirement of the EntreCap portfolio debt.

Forward-Looking and Cautionary Statements:

This press release contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

  our ability to implement our long-term financing strategy, including to obtain long-term financing for our asset investments at the spread levels and in the time frame we project;
  adverse changes in the financial condition of the tenants underlying our investments;
  increases in our financing costs, our general and administrative costs and/or our property expenses;
  changes in our industry, the industries of our tenants, interest rates or the general economy; and
  the success of our hedging strategy.

Developments in any of those areas could cause actual results to differ materially from results that have been or may be projected. For a more detailed discussion of the trends, risks and uncertainties that may affect our operating and financial results and our ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent Annual Report on Form 10-K, including the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC. Copies of these documents are available on our web site at www.caplease.com and on the SEC’s website at www.sec.gov. We caution that the foregoing list of important factors is not complete and we do not undertake to update any forward-looking statement.

About the Company:

CapLease, Inc. is a real estate investment trust, or REIT, that invests primarily in single tenant commercial real estate assets subject to long-term leases to high credit quality tenants.

CapLease, Inc. and Subsidiaries Consolidated Statements of Operations For the three and twelve months ended December 31, 2007 and 2006 (Unaudited)

	For the Three Months Ended December 31		For the Twelve Months Ended December 31
(Amounts in thousands, except per share amounts)	2007	2006	2007	2006
Revenues:
Rental revenue	$34,347	$21,437	$124,960	$78,477
Interest income from loans and securities	9,151	8,527	35,400	32,469
Property expense recoveries	3,108	2,552	11,215	8,828
Gains on sale of mortgage loans and securities	–	2,278	–	2,923
Other revenue	166	332	583	1,903
Total revenues	46,772	35,126	172,158	124,600
Expenses:
Interest expense	25,365	17,360	97,036	63,212
Property expenses	5,325	4,799	18,912	15,889
Loss (gain) on derivatives	85	(285)	(203)	(413)
Loss on securities	–	667	372	907
General and administrative expenses	2,317	2,792	10,662	9,772
General and administrative expenses-stock based compensation	489	856	1,621	2,621
Depreciation and amortization expense on real property	13,421	7,012	47,461	25,378
Loan processing expenses	78	70	306	268
Total expenses	47,080	33,271	176,167	117,634
Gain on extinguishment of debt	–	–	1,363	–
Income (loss) before minority interest and taxes	(308)	1,855	(2,646)	6,966
Minority interest in consolidated entities	7	(10)	33	(17)
Provision for income taxes	–	–	–	–
Income (loss) from continuing operations	(301)	1,845	(2,613)	6,949
Income from discontinued operations	107	110	352	300
Net income (loss)	(194)	1,955	(2,261)	7,249
Dividends allocable to preferred shares	(711)	(711)	(2,844)	(2,844)
Net income (loss) allocable to common stockholders	$(905)	$1,244	$(5,105)	$4,405

Earnings per share:
Net income (loss) per common share, basic and diluted	$(0.02)	$0.04	$(0.13)	$0.14
Weighted average number of common shares outstanding, basic	44,499	33,980	40,739	31,939
Weighted average number of common shares outstanding, diluted	44,499	33,986	40,739	31,941
Dividends declared per common share	$0.20	$0.20	$0.80	$0.80
Dividends declared per preferred share	$0.51	$0.51	$2.03	$2.03

CapLease, Inc. and Subsidiaries Consolidated Balance Sheets As of December 31, 2007 and December 31, 2006

(Amounts in thousands, except share and per share amounts)	As Of December 31, 2007	As Of December 31, 2006
Assets
Real estate investments, net	$1,563,570	$1,115,001
Loans held for investment	269,293	273,170
Securities available for sale	198,187	183,066
Cash and cash equivalents	34,047	4,425
Asset held for sale	5,413	2,942
Structuring fees receivable	2,576	3,253
Other assets	85,183	62,443
Total Assets	$2,158,269	$1,644,300
Liabilities and Stockholders' Equity
Mortgages on real estate investments	$983,770	$794,773
Collateralized debt obligations	268,227	268,190
Repurchase agreement and other short-term financing obligations	232,869	195,485
Secured term loan	129,521	–
Convertible senior notes	75,000	–
Other long-term debt	30,930	30,930
Intangible liabilities on real estate investments	51,811	19,693
Accounts payable, accrued expenses and other liabilities	24,232	17,132
Dividends and distributions payable	9,634	7,582
Total Liabilities	1,805,994	1,333,785
Minority interest	2,616	2,859
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized, Series A cumulative redeemable preferred, liquidation preference $25.00 per share, 1,400,000 shares issued and outstanding	33,657	33,657
Common stock, $0.01 par value, 500,000,000 shares authorized, 44,350,330 and 34,091,829 shares issued and outstanding, respectively	444	341
Additional paid in capital	341,578	277,918
Accumulated other comprehensive (loss)	(26,020)	(4,260)
Total Stockholders' Equity	349,659	307,656
Total Liabilities and Stockholders' Equity	$2,158,269	$1,644,300

CapLease, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Funds from Operations and Cash Available for Distribution (unaudited)

For the three and twelve months ended December 31, 2007 and 2006

	For the Three Months Ended December 31		For the Twelve Months Ended December 31
(in thousands, except per share amounts)	2007	2006	2007	2006
Net income (loss) allocable to common stockholders	$(905)	$1,244	$(5,105)	$4,405
Add (deduct):
Minority interest–OP units	(7)	10	(33)	17
Depreciation and amortization expense on real property	13,421	7,012	47,461	25,378
Depreciation and amortization expense on discontinued operations	–	43	43	73
Funds from operations	$12,509	$8,309	$42,366	$29,873
Add (deduct):
Straight-lining of rents	(10,505)	(1,907)	(13,756)	(8,822)
General and administrative expenses-stock based compensation	489	856	1,621	2,621
Amortization of above and below market leases	359	(186)	742	(686)
Routine capital expenditures on real estate investments	(19)	–	(355)	(134)
Fees paid in connection with bridge-debt financing	–	–	2,632	–
Gain on extinguishment of debt	–	–	(1,363)	–
Cash available for distribution	$2,833	$7,072	$31,887	$22,852

Weighted average number of common shares outstanding, diluted	44,499	33,986	40,739	31,941
Weighted average number of OP units outstanding	263	263	263	145
Weighted average number of common shares and OP units outstanding, diluted	44,762	34,249	41,002	32,086

Net income (loss) per common share, basic and diluted	$(0.02)	$0.04	$(0.13)	$0.14
Funds from operations per share	$0.28	$0.24	$1.03	$0.93
Cash available for distribution per share	$0.06	$0.21	$0.78	$0.71

Gains on sale of mortgage loans and securities	$–	$2,278	$–	$2,923

(1) Funds from operations, or FFO, is a non-GAAP financial measure. For a reconciliation of FFO to net income, the most directly comparable GAAP measure, see the schedules attached to this press release.

CONTACT:
Investor Relations/Media:
ICR, Inc.
Brad Cohen, 212-217-6393
bcohen@icrinc.com